Exhibit 5.1

FREDRIKSON & BYRON, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, Minnesota 55402
Telephone: (612) 492-7000
Facsimile: (612) 492-7077

March 17, 2020

MTS Systems Corporation
14000 Technology Drive
Eden Prairie, Minnesota 55344

Re: Registration Statement on Form S-8
Ladies and Gentlemen:
We are acting as corporate counsel to MTS Systems Corporation (the “Company”) in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) to register 500,000 additional shares (plus any additional shares as described in footnote (1) to the Calculation of Registration Fee table) (the “Shares”) of Common Stock, par value $0.25, of the Company, which we have been advised by the Company may be issued from time to time pursuant to the MTS Systems Corporation 2017 Stock Incentive Plan (the “Plan”).
In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented, and represented as being such, to us by the Company: (i) the Company’s Restated and Amended Articles of Incorporation; (ii) the Company’s Amended and Restated Bylaws; (iii) certain corporate resolutions adopted by the Board of Directors and shareholders of the Company pertaining to approval of the addition of the Shares to the Plan; (iv) the Plan; and (v) the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.
Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors or by public officials or their staffs, it is our opinion as of this date that, upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable. This opinion is limited to the laws of the State of Minnesota.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours, Fredrikson & Byron, P.A.

By:	/s/ Amanda K. Lorentz
Amanda K. Lorentz Vice President